EXHIBIT 99.1



                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P.O. Box 45308
                         Omaha, Nebraska  68145



FOR IMMEDIATE RELEASE                     Contact:  Robert E. Synowicki, Jr.
---------------------                                        (402) 894-3000



  WERNER ENTERPRISES REPORTS RECORD FOURTH QUARTER 1998 AND ANNUAL 1998
                     OPERATING REVENUES AND EARNINGS


Omaha, Nebraska, January 21, 1999:
---------------------------------
     Werner Enterprises, Inc. (Werner), one of the nation's five largest truckload transportation companies, today reported record operating revenues and earnings for the fourth quarter and year ended December 31, 1998. Operating revenues for fourth quarter 1998 increased 13% to $232.3 million compared to $206.2 million in the fourth quarter of 1997. Earnings grew 10% to $.33 per diluted share in fourth quarter 1998 compared to $.29 per diluted share in fourth quarter 1997. Werner generated substantial truck growth of 276 trucks during fourth quarter 1998 compared to third quarter 1998, due to improved driver recruiting. This should increase growth in revenues and earnings in 1999.

      Operating revenues increased 12% to $863.4 million for the full year 1998 compared to $772.1 million for 1997. Earnings increased 18% to $1.19 per diluted share for 1998 compared to $1.01 per diluted share for 1997.

      Clarence (C.L.) Werner, Chairman and Chief Executive Officer said "Improved driver recruiting, solid shipper demand, and lower fuel prices contributed to the record fourth quarter results. We were pleased that we added 200 more trucks in fourth quarter 1998 compared to fourth quarter 1997. We expect to continue to improve our recruitment of drivers in 1999."

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

                                       INCOME STATEMENT DATA
                                            (Unaudited)
                                           (In thousands)

                             Quarter      % of        Quarter     % of
                              Ended     Operating      Ended    Operating
                            12/31/98    Revenues     12/31/97   Revenues
                            ---------   ---------    --------   ---------
Operating revenues           $232,317       100.0    $206,174       100.0
                            ---------   ---------    --------   ---------
Operating expenses:
   Salaries, wages and
     benefits                  88,256        38.0      73,734        35.8
   Fuel                        14,124         6.1      17,556         8.5
   Supplies and maintenance    19,114         8.2      15,979         7.8
   Taxes and licenses          18,301         7.9      16,075         7.8
   Insurance and claims         5,729         2.5       4,967         2.4
   Depreciation                22,114         9.5      19,072         9.2
   Rent and purchased
     transportation            38,556        16.6      36,210        17.6
   Communications and
     utilities                  2,874         1.2       2,114         1.0
   Other                       (2,678)       (1.2)     (2,651)       (1.3)
                            ---------   ---------    --------   ---------
      Total operating
        expenses              206,390        88.8     183,056        88.8
                            ---------   ---------    --------   ---------
Operating income               25,927        11.2      23,118        11.2
                            ---------   ---------    --------   ---------
Other expense (income):
   Interest expense             1,403         0.6       1,041         0.5
   Interest income               (428)       (0.1)       (481)       (0.2)
   Other                           40         0.0          41         0.0
                            ---------   ---------    --------   ---------
      Total other expense       1,015         0.5         601         0.3
                            ---------   ---------    --------   ---------
Income before income taxes     24,912        10.7      22,517        10.9
Income taxes                    9,466         4.1       8,319         4.0
                            ---------   ---------    --------   ---------
Net income                    $15,446         6.6     $14,198         6.9
                            =========   =========    ========   =========
Diluted shares outstanding     47,480                  48,184
                            =========                ========
Diluted earnings per share       $.33                    $.29
                            =========                ========
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

                              Year        % of         Year       % of
                              Ended     Operating      Ended    Operating
                            12/31/98    Revenues     12/31/97   Revenues
                            ---------   ---------    --------   ---------
Operating revenues           $863,417       100.0    $772,095       100.0
                            ---------   ---------    --------   ---------
Operating expenses:
   Salaries, wages and
     benefits                 325,659        37.7     278,968        36.1
   Fuel                        56,786         6.6      67,600         8.8
   Supplies and maintenance    72,273         8.4      63,060         8.2
   Taxes and licenses          67,907         7.9      58,513         7.6
   Insurance and claims        23,875         2.7      21,212         2.7
   Depreciation                82,549         9.6      72,634         9.4

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

   Rent and purchased
     transportation           139,026        16.1     132,261        17.1
   Communications and
     utilities                 10,796         1.2       8,358         1.1
   Other                      (11,065)       (1.3)     (8,158)       (1.1)
                            ---------   ---------    --------   ---------
      Total operating
        expenses              767,806        88.9     694,448        89.9
                            ---------   ---------    --------   ---------
Operating income               95,611        11.1      77,647        10.1
                            ---------   ---------    --------   ---------
Other expense (income):
   Interest expense             4,889         0.6       3,002         0.4
   Interest income             (1,724)       (0.2)     (1,580)       (0.2)
   Other                          114         0.0         130         0.0
                            ---------   ---------    --------   ---------
      Total other expense       3,279         0.4       1,552         0.2
                            ---------   ---------    --------   ---------
Income before income taxes     92,332        10.7      76,095         9.9
Income taxes                   35,086         4.1      27,717         3.6
                            ---------   ---------    --------   ---------
Net income                    $57,246         6.6     $48,378         6.3
                            =========   =========    ========   =========
Diluted shares outstanding     47,910                  47,959
                            =========                ========
Diluted earnings per share      $1.19                   $1.01
                            =========                ========
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

                                   BALANCE SHEET DATA
                                     (In thousands)

                              As of                   As of
                            12/31/98                12/31/97
                            ---------               ---------
Current assets               $145,265                $145,792

Total assets                  769,196                 667,638

Current liabilities            91,907                  91,791

Long-term debt                100,000                  60,000

Stockholders' equity          440,588                 395,118


       Werner Enterprises is a full-service transportation company providing truckload and other transportation services throughout the 48 states, portions of Canada and Mexico. The Company was founded in 1956 by C.L. Werner. Werner is one of the nation's five largest truckload carriers with a fleet of 6,150 trucks and 16,350 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com.
   --------------
      Note: This press release may contain forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.